EXHIBIT 23.2


                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Whitney Holding Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP



Baton Rouge, Louisiana
March 4, 1998